                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                            -----------------------

               Date of Report (Date of earliest event reported):
                                  May 14, 2002


                        United States Steel Corporation
     ---------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                                   1-16811                                  25-1897152
        ---------------                        ------------------------                    -------------------
(State or other jurisdiction of                (Commission File Number)             (IRS Employer Identification No.)
         incorporation)

    600 Grant Street, Pittsburgh, PA                                                            15219-2800
---------------------------------------                                                         ----------
 (Address of principal executive offices)                                                       (Zip Code)

                                                    (412) 433-1121
                                          ------------------------------
                                          (Registrant's telephone number,
                                               including area code)


ITEM 5. OTHER EVENTS

On May 14, 2002, United States Steel Corporation executed and delivered an underwriting agreement with Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc., as the joint bookrunning managers. Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are co-managers relating to the sale of 9,500,000 shares of its common stock in an underwritten public offering. The stock will be sold to the public at a price of $18.50 per share and United States Steel Corporation has agreed to an underwriting discount of $0.88 per share with net proceeds to United States Steel Corporation of $17.62 per share. United States Steel Corporation has granted the underwriters a customary over-allotment option to purchase up to 1,425,000 shares on the same terms and conditions. United States Steel Corporation is filing this Report on Form 8-K for the purpose of incorporating this underwriting agreement into its Registration Statement on Form S-3 (Registration Statement No 333-84200). Attached is a copy of the underwriting agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          1.   Underwriting Agreement dated May 14, 2002.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Steel Corporation



By       /s/ G. R. Haggerty
         ---------------------------
         G. R. Haggerty
         Senior Vice President & Controller



Dated:  May 15, 2002